EXHIBIT 99.2

                             CONE MILLS CORPORATION

                          NOTICE OF GUARANTEED DELIVERY

                                 Pursuant to the

                     Exchange Offer and Consent Solicitation
   Outstanding 8-1/8% Debentures Due March 15, 2005 of Cone Mills Corporation
                                  Exchanged for
     Common Stock and 11% Secured Subordinated Debentures Due March 15, 2005

   The Exchange Agent for the Exchange Offer and the Consent Solicitation is:

                              The Bank of New York

         By Registered or                               By Hand or                            By Facsimile
         Certified Mail:                            Overnight Courier:                 for Eligible Institutions:

       The Bank of New York                        The Bank of New York                   The Bank of New York
      101 Barclay Street -7E                        101 Barclay Street                       (212) 815-6339
     New York, New York 10286                Corporate Trust Services Window
Attention: Mr. Santino Ginocchietti                  Ground Level                          Confirm by Telephone:
           Reorganization Department               New York, New York 10286                    (212) 815-6331
                                           Attention: Mr. Santino Ginocchietti
                                                  Reorganization Department


            DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE TO A NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE VALID DELIVERY.

            As set forth in the Prospectus and Consent Solicitation dated
     , 2000 (as it may be supplemented and amended from time to time, the "Prospectus" of Cone Mills Corporation, a North Carolina corporation ("Cone"), under "The Exchange Offer and Consent Solicitation -- Procedures for Exchanging Debentures and Delivering Consents," and in the Instructions of the Consent and Letter of Transmittal (the "Consent and Letter of Transmittal"), this form, or one substantially equivalent hereto, or an Agent's Message (as defined in the Consent and Letter of Transmittal and described in the Prospectus) relating to the guaranteed delivery procedures, must be used to accept Cone's offer (the "Exchange Offer") to exchange Cone common stock or a combination of 11% Secured Subordinated Debentures Due March 15, 2005 and shares of Cone common stock for outstanding 8-1/8% debentures due March 15, 2005 of Cone (the "8-1/8% debentures"), if (a) certificates representing such 8-1/8% debentures are not immediately available, (b) time will not permit the Consent and Letter of Transmittal, certificates representing such 8-1/8% debentures, and other required documents to reach the Exchange Agent on or prior to the Expiration Date (as defined in the Consent and Letter of Transmittal and described in the Prospectus), or (c) the procedures for book-entry transfer cannot be completed, on or prior to the Expiration Date.

            In conjunction with the Exchange Offer, Cone is also soliciting (the "Consent Solicitation") consents (the "Consents") to certain proposed amendments to the indenture under which the 8-1/8% debentures were issued and to release the debentureholders' interest in the collateral securing the 8-1/8% debentures (the proposed amendments and the release are collectively referred to as the "Proposed Amendments"). This form must be delivered by an Eligible Institution (as defined in the Consent and Letter of Transmittal) by mail or hand delivery or transmitted via facsimile to the Exchange Agent as set forth above.

            This form is not to be used to guarantee signatures. If a signature on the Consent and Letter of Transmittal is required to be guaranteed by a Signature Guarantee Program recognized by the Exchange Agent (as such term is defined in the Consent and Letter of Transmittal and described under the instructions thereto), such signature guarantee must appear in the applicable space provided in the Consent and Letter of Transmittal.

            The undersigned hereby tender(s) to Cone, upon the terms and subject to the conditions set forth in the Prospectus and the Consent and Letter of Transmittal (receipt of which is hereby acknowledged), the principal amount of the 8-1/8% debentures specified below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer and Consent Solicitation -- Procedures for Exchanging Debentures and Delivering Consents -- Guaranteed Delivery." The undersigned hereby authorizes the Exchange Agent to deliver this Notice of Guaranteed Delivery to Cone and the Trustee with respect to the 8-1/8% debentures tendered pursuant to the Exchange Offer.

            The undersigned understands that holders who desire to tender their 8-1/8% debentures pursuant to the Exchange Offer and receive the Exchange Offer consideration (as described in the Prospectus) are required to provide Consents to the Proposed Amendments with respect to such 8-1/8% debentures on or prior to the Expiration Date.

            The undersigned understands that Cone will accept for exchange 8-1/8% debentures validly tendered on or prior to the Expiration Date. This Notice of Guaranteed Delivery may only be utilized prior to the Expiration Date. The undersigned also understands that tenders of 8-1/8% debentures may be withdrawn at any time prior to the Expiration Date but the Exchange Offer consideration (as described in the Prospectus) shall not be payable in respect of the 8-1/8% debentures so withdrawn. For a valid withdrawal of a tender of 8-1/8% debentures to be effective, it must be made in accordance with the procedures set forth in the Prospectus under the caption "The Exchange Offer and Consent Solicitation- Withdrawal of Tendered 8-1/8% Debentures and Revocation of Consents." The undersigned understands that a valid withdrawal of tendered 8-1/8% debentures on or prior to the Expiration Date will constitute a concurrent valid revocation of the related Consent.

            The undersigned understands that payment for 8-1/8% debentures exchanged by the issuance of certificates representing Cone common stock or 11% debentures will be made only after timely receipt by the Exchange Agent of (i) such 8-1/8% debentures, or a Book-Entry Confirmation, and (ii) a Consent and Letter of Transmittal (or a manually signed facsimile thereof), including by means of an Agent's Message, the transfer of such 8-1/8% debentures into the Exchange Agent's account at DTC, as defined in the Consent and Letter of Transmittal and described in the Prospectus) with respect to such 8-1/8% debentures properly completed and duly executed, with any signature guarantees and any other documents required by the Consent and Letter of Transmittal within three New York Stock Exchange, Inc. trading days after the execution hereof. The undersigned also understands that under no circumstances will interest be paid by Cone by reason of any delay in making payment to the undersigned and that the Exchange Offer consideration for 8-1/8% debentures tendered pursuant to the guaranteed delivery procedures will be the same as that for 8-1/8% debentures delivered to the Exchange Agent on or prior to the Expiration Date, even if the 8-1/8% debentures to be delivered pursuant to the guaranteed delivery procedures are not so delivered to the Exchange Agent, and therefore payment by the Exchange Agent on account of such 8-1/8% debentures is not made, until after the Expiration Date.

            The undersigned hereby represents and warrants that the undersigned has full power and authority to give the Consent to the Proposed Amendments. All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

PLEASE SIGN AND COMPLETE
Signature(s) of Registered Holder(s) or      Date: -----------------------------
Authorized Signatory:                        Address
-----------------------------------------           ----------------------------
-----------------------------------------    -----------------------------------
-----------------------------------------    -----------------------------------
-----------------------------------------    -----------------------------------
-----------------------------------------    Area Code and Telephone No.
Name(s) of Registered Holder(s):
-----------------------------------------    -----------------------------------
-----------------------------------------
-----------------------------------------    If debentures will be delivered by
Principal Amount of Debentures Tendered:     book-entry transfer, check trust
-----------------------------------------    company below:
-----------------------------------------    [ ] Exchange Agent
Certificate No.(s) of Note (if available)    Account No.
-----------------------------------------               ------------------------

            This Notice of Guaranteed Delivery must be signed by the Holder(s) exactly as their name(s) appear(s) on certificate(s) for 8-1/8% debentures or on a security position listing as the owner of 8-1/8% debentures, or by person(s) authorized to become Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

PLEASE PRINT NAME (S) AND ADDRESS(ES):

Name(s):               _________________________________________________________
                       _________________________________________________________

Capacity:              _________________________________________________________
                       _________________________________________________________

Address(es):           _________________________________________________________
                       _________________________________________________________

            DO NOT SEND 8-1/8% DEBENTURES WITH THIS FORM. DEBENTURES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED CONSENT AND LETTER OF TRANSMITTAL.

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

            The undersigned, an "Eligible Institution" as that term is defined in the Consent and Letter of Transmittal (i.e., a member of the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchanges Medallion Program
(SEMP), or the New York Stock Exchange Medallion Signature Program (MSP)), hereby represents that the tender of 8-1/8% debentures hereby complies with Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, and guarantees that the 8-1/8% debentures tendered hereby are in proper form for transfer (pursuant to the procedures set forth in the Prospectus under the caption "The Exchange Offer and Consent Solicitation -- Procedures for Exchanging Debentures and Delivering Consents -- Guaranteed Delivery"), and that the Exchange Agent will receive (a) such 8-1/8% debentures, or a Book-Entry Confirmation of the transfer of such 8-1/8% debentures into the Exchange Agent's account at DTC, and (b) a properly completed and duly executed Consent and Letter of Transmittal (or facsimile thereof) with any required signature guarantees and any other documents required by the Consent and Letter of Transmittal, or a properly transmitted Agent's Message, within three New York Stock Exchange, Inc. trading days after the date of execution hereof.

            The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Consent and Letter of Transmittal and 8-1/8% debentures to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:          _________________________________________________________

Authorized Signature:  _________________________________________________________

Title:                 _________________________________________________________

Address:               _________________________________________________________

                       _________________________________________________________

                       _________________________________________________________

Area Code and Telephone Number:   ______________________________________________

Dated:      _________________________   , 2000